JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this "Agreement") is made and entered into as of the 14th day of June, 2004, by and among KOYAH LEVERAGE PARTNERS, L.P., a Delaware limited partnership ("KLP"), KOYAH PARTNERS, L.P., a Delaware limited partnership ("KP") (KLP and KP are sometimes collectively referred to as "Koyah"), RAVEN PARTNERS, L.P., a Delaware limited liability partnership ("Raven"), and KOYAH VENTURES LLC, a Delaware limited liability company ("Ventures").

WITNESSETH:

WHEREAS, in connection with certain loans made to Aura Systems, Inc., a Delaware corporation (the "Company"), Koyah, Edgar Appleby, an individual ("Appleby"), and PRUDENT BEAR FUND, INC., a Maryland corporation ("Prudent Bear"), and the Company entered into an Intercreditor Agreement dated as of January 19, 2004;

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Intercreditor Agreement;

WHEREAS, in connection with the Koyah Loans, the Company and Koyah entered into the Koyah Transaction Documents;

WHEREAS, in connection with the Appleby Loan, the Company and Appleby entered into the Appleby Transaction Documents;

WHEREAS, in connection with the Prudent Bear Loan, the Company and Prudent Bear entered into the Prudent Bear Transaction Documents;

WHEREAS, pursuant to the Koyah Transaction Documents, (i) KLP and KP were granted a senior first-priority security interest in the Collateral pursuant to their respective Transaction Documents and (ii) Appleby and Prudent Bear were subsequently granted junior, second-priority security interests in the Collateral pursuant to their respective Transaction Documents.

WHEREAS, pursuant to the Intercreditor Agreement, Koyah, Appleby and Prudent Bear, among other things:

    agreed the priority of the security interests in the Collateral granted to Koyah, Appleby and Prudent Bear as well as any other New Lender pursuant to their respective Transaction Documents would be co-equal;

    agreed to share the Collateral on a pooled basis, to the extent of the amount of the Credit Obligations, for the ratable benefit of Koyah, Appleby and Prudent Bear as well as any other New Lender in accordance with their pro rata share of the Credit Obligations, on the terms and conditions set forth therein;

    appointed KLP as Collateral Agent to hold and administer the Koyah Transaction Documents, the Appleby Transaction Documents and the Prudent Bear Transaction Documents as well as the Transaction Documents of any other New Lender, and the Collateral for their ratable benefit, on the terms and conditions set forth therein;

    allocated, as between themselves, their relative rights in respect of the Collateral and agreed between themselves on certain other arrangements in connection with the Koyah Loans, the Appleby Loan and the Prudent Bear Loan as well as the Loan of any other New Lender, on the terms and conditions set forth therein; and

    agreed that in the event the Company needed additional funding above and beyond the Koyah Loans, the Appleby Loan and the Prudent Bear Loan, additional individuals or entities making loans to the Company could join in the Intercreditor Agreement and be added as additional New Lenders thereunder, on the terms and conditions set forth therein;

WHEREAS, since the date of the Intercreditor Agreement, KLP and KP have made additional loans to the Company and KLP, KP and the Company have entered into additional Koyah Transaction Documents in accordance with Section 4(g) of the Intercreditor Agreement;

WHEREAS, as of the date hereof, the aggregate principal amounts outstanding under the Koyah Loans, the Appleby Loan and the Prudent Bear Loan (excluding any costs and expenses of the Lenders payable by the Company which have been incurred but not yet been paid) are as follows:

KLP $ 4,714,916.46

KP $ 1,178,729.26

Appleby $ 480,000.00

Prudent Bear $ 600,000.00

Total: $ 6,973,645.72

WHEREAS, in connection with optional advances that may be made by Raven to the Company, (i) the Company and Raven are entering into an Agreement dated as of the date hereof (the "Raven Agreement"), (ii) the Company is executing in favor of Raven a Convertible Promissory Note dated as of the date hereof in the maximum principal amount of $100,000 (the "Raven Note"), (iii) the Company is executing in favor of Raven a Security Agreement dated as of the date hereof granting Raven a junior, third-priority security interest in certain personal property collateral (the "Raven Security Agreement") and (iv) the Company is executing in favor of Raven a Stock Pledge Agreement dated as of the date hereof granting Raven a junior, third-priority security interest in certain stock collateral (the "Raven Stock Pledge Agreement") (the Raven Agreement, the Raven Note, the Raven Security Agreement and the Raven Stock Pledge Agreement are sometimes collectively referred to as the "Raven Transaction Documents");

WHEREAS, in connection with optional advances that may be made by Ventures to the Company, (i) the Company and Ventures are entering into an Agreement dated as of the date hereof (the "Ventures Agreement"), (ii) the Company is executing in favor of Ventures a Convertible Promissory Note dated as of the date hereof in the maximum principal amount of $300,000 (the "Ventures Note"), (iii) the Company is executing in favor of Ventures a Security Agreement dated as of the date hereof granting Ventures a junior, third-priority security interest in certain personal property collateral (the "Ventures Security Agreement") and (iv) the Company is executing in favor of Ventures a Stock Pledge Agreement dated as of the date hereof granting Ventures a junior, third-priority security interest in certain stock collateral (the "Ventures Stock Pledge Agreement") (the Ventures Agreement, the Ventures Note, the Ventures Security Agreement and the Ventures Stock Pledge Agreement are sometimes collectively referred to as the "Ventures Transaction Documents");

WHEREAS, Raven and Ventures wish to join in the Intercreditor Agreement and be added as additional New Lenders thereunder, and Koyah, as the Majority In Interest under the Intercreditor Agreement, is willing to consent to Raven and Ventures joining in the Intercreditor Agreement and being added as additional New Lenders thereunder, on the terms and conditions set forth therein and herein.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in accordance with the terms of the Intercreditor Agreement:

  Approval of the Majority In Interest.

  Pursuant to Section 6 of the Intercreditor Agreement, Koyah, as the Majority In Interest under the Intercreditor Agreement, hereby approves:

    Raven and Ventures as additional New Lenders under the Intercreditor Agreement;

    The loans to be made by Raven to the Company (the "Raven Loans"), in a principal amount not to exceed $100,000 or such greater amount as may be approved by KLP and KP pursuant to Section 4(g) of the Intercreditor Agreement;

    The loans to be made by Ventures to the Company (the "Ventures Loans"), in a principal amount not to exceed $300,000 or such greater amount as may be approved by KLP and KP pursuant to Section 4(g) of the Intercreditor Agreement; and

    The Raven Transaction Documents and the Ventures Transaction Documents in the forms provided to Koyah and the form and substance thereof.

  Joinder Agreements.

  Pursuant to Section 6 of the Intercreditor Agreement and subject to satisfaction of any conditions precedent to the effectiveness of this Agreement, Koyah, as the Majority In Interest under the Intercreditor Agreement, and Raven and Ventures, as additional New Lenders under the Intercreditor Agreement, hereby agree:

    Raven and Ventures join in and shall be additional New Lenders under the Intercreditor Agreement, with all of the rights and obligations of a New Lender thereunder and with all references in the Intercreditor Agreement to a New Lender also referring to Raven and Ventures, and Raven and Ventures shall be bound by all of the terms and conditions of, and shall fully and faithfully comply with all of the obligations of a New Lender under, the Intercreditor Agreement.

    Among other obligations of a New Lender under the Intercreditor Agreement, Raven and Ventures shall not amend, supplement, restate or replace (including an increase or decrease in the principal amount thereof), waive the terms of, or otherwise modify the Raven Transaction Documents or the Ventures Transaction Documents without the written approval of KLP and KP.

    The names and addresses of Raven and Ventures are:

    Raven Partners, L.P. Koyah Ventures, LLC

    601 W. Main, Suite 600 601 W. Main, Suite 600

    Spokane, WA 99201 Spokane, WA 99201

    Attn: Robert Law Attn: Robert Law

    Fax: 509-623-0588 Fax: 509-623-0588

    As used in the Intercreditor Agreement, the term "New Lender" shall hereafter mean and include Appleby, Prudent Bear, Raven and Ventures, in addition to any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement. Without limiting the generality of the forgoing, as used in the Intercreditor Agreement (i) the term "New Lender Agreements" shall hereafter mean and include the Appleby Agreement, the Prudent Bear Agreement, the Raven Agreement and the Ventures Agreement; (ii) the term "New Lender Notes" shall hereafter mean and include the Appleby Note, the Prudent Bear Note, the Raven Note and the Ventures Note; (iii) the term "New Lender Security Agreements" shall hereafter mean and include the Appleby Security Agreement, the Prudent Bear Security Agreement, the Raven Security Agreement and the Ventures Security Agreement; (iv) the term "New Lender Stock Pledge Agreements" shall hereafter mean and include the Appleby Stock Pledge Agreement, the Prudent Bear Stock Pledge Agreement, the Raven Stock Pledge Agreement and the Ventures Stock Pledge Agreement; (v) the term "New Lender Transaction Documents" shall hereafter mean and include the Appleby Transaction Documents, the Prudent Bear Transaction Documents, the Raven Transaction Documents and the Ventures Transaction Documents; and (vi) the term "New Lender Loans" shall hereafter mean and include the Appleby Loan, the Prudent Bear Loan, the Raven Loan and the Ventures Loan. In addition, the following terms used in the Intercreditor Agreement shall hereafter mean and include:

  "Credit Obligations" means all outstanding and unpaid obligations of every nature of the Company (i) to Koyah under the Koyah Transaction Documents and the Koyah Loans, as the same may be modified in accordance with Section 4(g), whether now existing or hereafter incurred and without any limit on the current or future principal amount thereof, (ii) to Appleby under the Appleby Transaction Documents and the Appleby Loans, but only up to a limit on the current and future principal amount thereof of $480,000, as (but only to the extent) the same may be modified in accordance with Section 4(g), (iii) to Prudent Bear under the Prudent Bear Transaction Documents and the Prudent Bear Loans, but only up to a limit on the current and future principal amount thereof of $600,000, as (but only to the extent) the same may be modified in accordance with Section 4(g), (iv) to Raven under the Raven Transaction Documents and the Raven Loans, but only up to a limit on the current and future principal amount thereof of $100,000 unless a greater amount is approved by KLP and KP pursuant to Section 4(g), as (but only to the extent) the same may be modified in accordance with Section 4(g); (v) to Ventures under the Ventures Transaction Documents and the Ventures Loans, but only up to a limit on the current and future principal amount thereof of $300,000 unless a greater amount is approved by KLP and KP pursuant to Section 4(g), as (but only to the extent) the same may be modified in accordance with Section 4(g) and (vi) to any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement.

  "Loans" means (i) the Koyah Loans, (ii) the Appleby Loan, (iii) the Prudent Bear Loan, (iv) the Raven Loans, (v) the Ventures Loans and (vi) the Loan(s) of any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement.

  "Notes" means (i) the Koyah Notes, (ii) the Appleby Note, (iii) the Prudent Bear Note, (iv) the Raven Note, (v) the Ventures Note and (vi) the Note(s) of any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement.

  "Transaction Documents" means (i) the Koyah Transaction Documents, (ii) the Appleby Transaction Documents, (iii) the Prudent Bear Transaction Documents, (iv) the Raven Transaction Documents, (v) the Ventures Transaction Documents and (vi) the Transaction Documents(s) of any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement.

  Effectiveness.

  The effectiveness of this Agreement is conditioned upon (i) in the case of Raven, Raven completing and funding at least $50,000 principal amount of the Raven Loans not later than June 30, 2004 under the Raven Transaction Documents which shall be in form and substance acceptable to KLP and KP and (ii) in the case of Ventures, Ventures completing and funding at least $50,000 principal amount of the Ventures Loans not later than June 30, 2004 under the Ventures Transaction Documents which shall be in form and substance acceptable to KLP and KP.

  Notice of Joinder Agreement.

  Koyah, as the Majority In Interest under the Intercreditor Agreement, and Raven and Ventures, as additional New Lenders under the Intercreditor Agreement, shall promptly notify the Company and the other Lenders by sending them a copy of this Agreement.

  Miscellaneous.

    Each of Raven and Ventures acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or the reputation or involvement of the Collateral Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit and/or investment analysis and decisions in connection with entering into its Transaction Documents or this Agreement. Each of Raven and Ventures also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit and/or investment decisions in connection with taking or not taking action under its Transaction Documents, this Agreement or any other agreement to which it is a party with respect to the Company.

    Each party hereto agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as any other party to this Agreement or the Intercreditor Agreement may reasonably request to effect the terms, provisions and purposes hereof or thereof or to better assure and confirm unto such other party hereto its respective rights, powers and remedies hereunder or thereunder.

    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing such counterpart. A facsimile copy of the signature of any party on any counterpart shall be effective as the signature of the party executing such counterpart for purposes of effectiveness of this Agreement.

    In case any provision or obligation under this Agreement or the Intercreditor Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provisions or obligations in any other jurisdiction, shall not in any way be affected or impaired.

    The Agreement, together with the Intercreditor Agreement, shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties to this Agreement or the Intercreditor Agreement, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

    This Agreement supplements and forms a part of the Intercreditor Agreement. This Agreement, together with the Intercreditor Agreement, constitutes the entire agreement of the parties concerning the subject matter hereof, all prior discussions, proposals, negotiations and understandings having been merged herein.

    This Agreement, together with the Intercreditor Agreement, shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Lenders. Nothing in this Agreement or the Intercreditor Agreement, express or implied, is intended to confer upon any party other than the parties hereto or thereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Intercreditor Agreement, except as may be expressly provided in this Agreement or the Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

KLP: KOYAH LEVERAGE PARTNERS, L.P. By: Koyah Ventures LLC, its general partner By: Name: Title: Address: 601 W. Main, Suite 600 Spokane, WA 99201 Attn: Robert Law Fax: 509-623-0588	KP: KOYAH PARTNERS, L.P. By: Koyah Ventures LLC, its general partner By: Name: Title: Address: 601 W. Main, Suite 600 Spokane, WA 99201 Attn: Robert Law Fax: 509-623-0588
Raven: RAVEN PARTNERS, L.P. By: Koyah Ventures LLC, its general partner By: Name: Title: Address: 601 W. Main, Suite 600 Spokane, WA 99201 Attn: Robert Law Fax: 509-623-0588	Ventures: KOYAH VENTURES LLC By: Name: Title: Address: 601 W. Main, Suite 600 Spokane, WA 99201 Attn: Robert Law Fax: 509-623-0588

[Signature page to Joinder Agreement]

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